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                                   PROSPECTUS

                               C-TEC CORPORATION



                   C-TEC CORPORATION 1994 STOCK OPTION PLAN,
                                   AS AMENDED
                                1,350,000 SHARES



               THIS DOCUMENT (THE "PROSPECTUS") CONSTITUTES PART
               OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN
                  REGISTERED UNDER THE SECURITIES ACT OF 1933
                            (THE "SECURITIES ACT").



     This Prospectus relates to 1,350,000 shares of common stock, par value $1.00 per share ("Common Stock") of C-TEC Corporation, a Pennsylvania corporation, issuable under the C-TEC Corporation 1994 Stock Option Plan, as amended (the "Plan").



     Neither delivery of this Prospectus nor any sale made hereunder shall,
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     under any circumstances, create any implication that there has been
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     no change in the affairs of the Company (as defined herein) since the date
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     hereof or the dates as of which information is set forth herein.  No person
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     has been authorized to give any information or to make any representation
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     other than as contained herein in connection with the Plan and the offering
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     described in this Prospectus, and, if given or made, such representation
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     may not be relied upon as having been authorize by the company.
     ---------------------------------------------------------------

               The date of this Prospectus is November 22, 1995


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                               TABLE OF CONTENTS
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SUMMARY......................................................................  1

DESCRIPTION OF THE PLAN......................................................  2
Shares Available Under the Plan..............................................  2
Eligibility..................................................................  2
Administration...............................................................  2
Exercise Price...............................................................  3
Option Term..................................................................  3
Exercisability...............................................................  3
Restrictions on Transferability; Option Instruments..........................  3
Amendment and Termination....................................................  4
Adjustments..................................................................  4
Change in Control............................................................  4
General Restriction..........................................................  4
Rights as a Shareholder......................................................  5
Withholding Taxes............................................................  5

REOFFERS AND RESALES.........................................................  5

CERTAIN FEDERAL INCOME TAX CONSEQUENCES......................................  5

OTHER INFORMATION............................................................  6


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                                    SUMMARY

          The Common Stock to which this Prospectus relates are to be issued pursuant to Options (as defined herein) granted or to be granted pursuant to the Plan to Eligible Employees (as defined herein) who perform services for the Company (as defined herein). The Board of Directors adopted the Plan on February 22, 1994 and the shareholders approve. The term "Company", as used herein and in the Plan, refers to C-TEC Corporation, a Pennsylvania corporation, and its "parent" and "subsidiary" entities, as such terms are defined in the Code (as defined herein).

          The purpose of the Plan is to advance the interests of the Company by providing a means for the Company to attract and retain well-qualified employees, provide to employees an incentive to commence or continue service with the Company, and enable employees to acquire or increase a proprietary interest in the Company in order to promote a closer identity of interests between such employees and the Company's shareholders.

          The Plan provides that 1,350,000 shares of Common Stock are reserved for future issuance under the Plan, subject to adjustment in certain events.
The Plan provides authority to grant incentive stock options ("ISO's") (described in section 422 of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder (the "Code")), and non-qualified stock options ("NQSO's"), (collectively, the "Options")). Options are the right(s) to purchase a number of shares of Common Stock during a specified time and at a specified price. The provisions of the Plan are intended to satisfy the requirements of Section 16(b) of the Securities Exchange Act of 1934, as amended and the regulations promulgated thereunder (the "Exchange Act") and Section 162(m) of the Code. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not a qualified plan under section 401(a) of the Code.

          A summary of the material features of the Plan follows. This summary is qualified in its entirety by reference to the full text of the Plan, a copy of which may be obtained from the Company. Terms which are not defined in the Prospectus have the meanings set forth in the Plan.

          Additional information concerning the Plan may be obtained, upon written or oral request, from Ms. Valerie Haertel, Director - Investor Relations, C-TEC Corporation, 105 Carnegie Center, 3rd Floor, Princeton, New Jersey 08540, telephone number (609) 734-3816.

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

                            DESCRIPTION OF THE PLAN


Shares Available Under the Plan

          A maximum of 1,350,000 shares of Common Stock have been authorized for issuance under the Plan upon the exercise of Options, subject to adjustment under certain circumstances. Common Stock issued under the Plan may, in whole or in part, be authorized but unissued shares, or shares reacquired by the Company. The Company does not intend to charge the Optionee a fee in connection with the issuance of shares upon the exercise of Options. Shares subject to ISO's that expire without being exercised shall be available for regrant (to the extent such Options were not exercised) while NQSO's that expire without being exercised shall not be available for regrant as NQSO's. The maximum number of shares of Common Stock subject to NQSO's that may be granted to any employee during any ten-year period shall not exceed 1,350,000 shares. In addition, no Optionee (as defined herein) may be granted ISO's hereunder that in the aggregate with all other ISO's granted to such Optionee (under all plans of the Company, as defined herein) entitle the Optionee to purchase in any year stock of the Company having in the aggregate a fair market value (determined in the case of each such option as of the time such option was granted) in excess of $100,000. If the condition set forth in the foregoing sentence is not complied with, Options represented by shares of Common Stock in excess of the $100,000 limitation shall be treated as NQSO's.

Eligibility

          All employees of the Company (other than those employed pursuant to a collective bargaining agreement), including employees who are Directors or Executive Officers, are eligible to receive Options under the Plan ("Eligible Employee" or "Optionee").

Administration

          The Plan is administered by the Board of Directors, the Compensation Committee or such other committee consisting of two or more directors designated by the Board, provided that each member of the Board or the Committee is a "disinterested person" as such term is used in Rule 16b-3 promulgated under the Exchange Act ("Committee"). It is also anticipated that members of the Committee will be "outside directors" as such term is used in Section 162(m) of the Code. The Board or the Committee has the authority, within the specific terms of the Plan, to select those employees to whom Options will be granted, the term of each Option, the number of shares to be subject to each Option, the exercise price of such Options, designate Options as ISO's or NQSO's and make such other determinations as may be necessary or appropriate to administer and interpret the Plan.


          Committee members are selected by and serve at the pleasure of the Board. Additional information concerning the Committee may be obtained upon request from Ms. Valerie Haertel, Director - Investor Relations, C-TEC Corporation, 105 Carnegie Center, 3rd Floor, Princeton, New Jersey 08540, telephone number (609) 734-3816.

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

Exercise Price

          The exercise price per share of an Option granted under the Plan must be not less than the fair market value of a share of Common Stock at the time of grant (one hundred and ten percent (110%) of fair market value with respect to an ISO if the optionee owns or is deemed to own stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Company). The exercise price may be paid either in cash or check or, subject to certain limitations, through the delivery of shares of Common Stock previously acquired by the Optionee.


Option Term

          The term of each Option is specified by the Committee but may not be more than ten (10) years from the date of grant. In the case of an ISO, the term may not be more than five (5) years if the Optionee owns or is deemed to own stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Company.


Exercisability

          Options generally become exercisable in cumulative annual increments of twenty percent (20%) commencing one (1) year from the date of grant except as otherwise provided by the Committee and evidenced in the option instrument or in the event of a "Change in Control", in which case all of such Options shall become exercisable immediately. In the event of termination of a participant's employment with the Company, the unexercised portion of any Option shall expire three (3) months after termination (or one (1) year after his or her death or disability), unless the expiration date of the Option occurs sooner. During such period, the participant will have the same right to exercise the unexercised portion of the Option as the participant would have had if he or she were still an employee of the Company.


Restrictions on Transferability; Option Instruments

          Options may not be assigned or transferred by the Optionee except by will or by the laws of descent and distribution, are exercisable only by the Optionee or, in the event of an Optionee's legal incapacity, the Optionee's court appointed representative. Options under the Plan are evidenced by instruments or agreements, which contain provisions with respect to, among other things, the number of shares of Common Stock to which it pertains, the periods during which such Option or any portion thereof may be exercised and such other provisions, subject to the express limitations of the Plan, as are determined by the Committee.

Amendment and Termination

          The Board of Directors may amend, rescind or terminate the Plan at any time; provided, however, that no change that would impair the rights of
      --------  -------
Optionees may be made in outstanding Options without the consent of the affected Optionees. In addition, shareholder approval will be required for amendments to the extent required to ensure compliance with Rule 16b-3 under the Exchange Act. Unless earlier terminated by the Board of Directors, the Plan terminates on February 21, 2004 (i.e., Options may not be granted af ter such date).
                   ----


Adjustments

          If the outstanding shares of the Common Stock are changed by reason of stock dividends, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares or other extraordinary event, the number, class and price of shares subject to outstanding Options are to be appropriately adjusted by the Committee.


Change in Control

          The Plan provides for full vesting and acceleration of exercise dates of Options in the event of a Change of Control of the Company. Generally, a Change of Control occurs under the Plan when thirty percent (30%) or more of the combined voting power of the Company's securities is acquired (with certain exclusions) by any unrelated party (as defined in the Plan), or if there is a dissolution or reorganization of the Company or a change in a majority of the Board of Directors within twelve (12) months of reorganization, merger, sale of assets, tender offer or proxy contest.


General Restriction

          Each Option is subject to the requirement that, if at any time the Committee determines, in its sole discretion, that the listing, registration or qualification of the shares subject to such Option, upon any securities exchange (including Nasdaq) or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting or the exercise of such Option, the Company is not required to issue the shares subject to such Option unless such registration, qualification, listing, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.
The Company is not obligated to effect such registration, qualification or listing.

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

Rights as a Shareholder

          An Optionee has no rights as a shareholder with respect to any shares covered thereby until the date of issuance of the shares subject to the Option.


Withholding Taxes

          The Company has the right to require the Optionee to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax with respect to the exercise of an Option. The Company is not obligated to advise any Optionee of the existence of the tax or the amount the Company is required to withhold.


REOFFERS AND RESALES

          If a grantee is deemed to be an "affiliate" of the Company as defined in Rule 144 ("Rule 144") of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), Common Stock acquired by such person under the Plan shall be subject to certain resale requirements of Rule 144 and the certificate representing such shares may bear a legend restricting the transfer thereof. Such affiliates may not use this Prospectus for any resales of such shares. Such persons may, however, resell such shares so acquired pursuant to (i) the provisions of Rule 144, without being subject to the holding period requirement of that Rule, (ii) any other applicable exemption from registration under the Securities Act, or (iii) a separate prospectus prepared in accordance with the requirements of the applicable form under the Securities Act. Grantees who are not affiliates of the Company may sell their shares acquired pursuant to the terms of the Plan without compliance with the requirements of Rule 144 or the registration requirements of the Securities Act.

          Officers and Directors of the Company should consult with counsel to ascertain whether the transactions they engage in with respect to Company's securities are subject to the disgorgement or other provisions of Section 16 of the Exchange Act.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES

          Set forth below is a discussion of certain federal income tax consequences with respect to Options that may be granted pursuant to the Plan. This discussion is based on an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings and regulations, and proposed regulations, all of which are subject to change. In addition to being subject to the federal income tax consequences described below, an employee may also be subject to foreign, state and local income or other tax consequences in the jurisdiction in which he works and/or resides. EACH OPTIONEE IS URGED TO CONSULT HIS OR HER PERSONAL TAX ADVISOR TO DETERMINE THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PLAN.

          Under the Code as currently in effect, an Optionee will not be subject to Federal income tax upon the grant of an Option. Upon exercise of an NQSO, the Optionee must generally recognize ordinary income in the amount equal to the difference between the fair market value of the Option shares and the exercise price at the date of exercise. Upon exercise of an ISO, the Optionee generally will not have to recognize income (although the alternative minimum tax may apply). Instead, the Optionee will be subject to taxation only upon the disposition of the shares acquired upon exercise of the ISO. If the Optionee disposes of the ISO shares more than two (2) years after the date of grant of the ISO and more than one (1) year after exercise, he will realize a capital gain (or loss) based on the difference between the sale proceeds of the shares and the exercise price of the Option. Upon payment of cash or stock in settlement of any option, the Optionee must generally recognize the amount or value of such payment as ordinary income at the date of settlement. The surrender of shares in payment of the exercise price of an Option or in payment of tax obligations with respect to any award may have additional tax consequences.

          In any transaction relating to an Option in which the Optionee must recognize ordinary income, the Company may be entitled to a tax deduction equal to the amount of such income. To the extent that the Optionee realizes a capital gain (or loss) (including upon sale of ISO shares held for the applicable holding periods), the Company may not be entitled to any tax deduction. The Company has the right to deduct any sums that federal, state or local laws require to be withheld with respect to the exercise of any option and may, among other things, withhold or receive shares or other property to satisfy the Optionee's tax obligations.


OTHER INFORMATION

          The Company will provide without charge to each Optionee a copy of any or all of the information that has been incorporated by reference in Item 3 of
Part II of the Company's registration statement on Form S-8, filed with the
Securities and Exchange Commission on November 20, 1995 (File No. 33-      ),
and such information is incorporated by reference herein. Requests for such information should be made, orally or in writing, to Ms. Valerie Haertel, Director - Investor Relations, C-TEC Corporation, 105 Carnegie Center, 3rd Floor, Princeton, New Jersey 08540, telephone number (609) 734-3816.
Shareholder communications and other reports furnished to shareholders of the Company on a continuing basis and such other documents that the Company may be required to deliver to Optionees pursuant to Rule 428(b) promulgated under the Securities Act may be obtained upon oral or written request from Ms. Haertel.

          The information in this Prospectus will be updated regularly by an appendix, a new prospectus or by including information in the most recent annual report to shareholders or the most recent proxy statement of the Company. If you are referring to this Prospectus after the lapse of a significant period of time from the date of its initial publication, you should obtain and refer to all appendices. If you receive an appendix after you receive this Prospectus, you should keep it with this Prospectus and refer to it whenever you refer to this Prospectus.

                                       6